As filed with the Securities and Exchange Commission on February 2, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE MANITOWOC COMPANY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-0448110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2400 South 44th Street Manitowoc, Wisconsin (Address of Principal Executive Offices)	54221-0066 (Zip Code)

THE MANITOWOC COMPANY, INC.

2013 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Louis F. Raymond

Vice President, General Counsel and Secretary

2400 South 44th Street

Manitowoc, WI 54221-0066

(920) 684-4410

(Name, address and telephone number, including area code,

of agent for service)

Copy to: Jay O. Rothman Mark T. Plichta Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value	22,145,082 shares	$6.89	$152,579,615	$17,684

(1)	Represents the number of shares of common stock, $0.01 par value (“Common Stock”), of The Manitowoc Company, Inc. (the “Registrant”) issuable pursuant to The Manitowoc Company, Inc. 2013 Omnibus Incentive Plan (the “Plan”) being registered hereon. The Plan provides for possible adjustment of the number, type or exercise price of securities subject to outstanding awards in the event of certain capital or other changes affecting the Common Stock. Thus, in addition to the above stated 22,145,082 shares of Common Stock, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may become subject to the Plan by means of any such adjustment.
(2)	Pursuant to Rule 457(h) and (c) promulgated under the Securities Act, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on January 26, 2017, as reported on the New York Stock Exchange.

This prospectus related to this Registration Statement is a combined prospectus pursuant to Rule 429 and also relates to the Registration Statement on Form S-8 filed by the Registrant with Registration No. 333-188428.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

On May 8, 2013, The Manitowoc Company, Inc., a Wisconsin corporation (the “Registrant”), filed a Registration Statement on Form S-8 (Registration No. 333-188428) (the “Original Registration Statement”) to register 8,000,000 shares of common stock of the Registrant, par value $0.01 per share (the “Common Stock”), issuable under The Manitowoc Company, Inc. 2013 Omnibus Incentive Plan (the “Plan”).

On March 18, 2016, the Board of Directors of the Registrant approved an amendment to the Plan to reflect the effect of the spin-off (the “Spin-Off”) of the Registrant’s wholly-owned subsidiary, Manitowoc Foodservice, Inc., which occurred on March 4, 2016. The amendment adjusted the number of shares of the Registrant’s Common Stock reserved for future awards under the Plan to reflect the effect of the Spin-Off in accordance with the Plan’s provisions governing such adjustments. Following the adjustment, a total of 28,184,595 shares were available for future awards under the Plan.

The purpose of this Registration Statement is to register 22,145,082 additional shares of Common Stock issuable under the Plan, which reflects the portion of the 28,184,595 post-adjustment shares that were not registered on the Original Registration Statement.

Pursuant to General Instruction E of Form S-8, the contents of the Original Registration Statement, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the

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Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on February 2, 2017.

THE MANITOWOC COMPANY, INC.
By:	/s/ Barry L. Pennypacker
Barry L. Pennypacker
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry L. Pennypacker and Louis F. Raymond, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 2, 2017.

Signature	Title

/s/ Barry L. Pennypacker Barry L. Pennypacker	President and Chief Executive Officer (Principal Executive Officer and Director)

/s/ David J. Antoniuk David J. Antoniuk	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kevin R. Mineard Kevin R. Mineard	Vice President and Corporate Controller (Principal Accounting Officer)

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/s/ Kenneth W. Krueger Kenneth W. Krueger	Director, Chairman of the Board

/s/ José Maria Alapont José Maria Alapont	Director

/s/ Robert G. Bohn Robert G. Bohn	Director

/s/ Anne M. Cooney Anne M. Cooney	Director

/s/ Donald M. Condon Donald M. Condon	Director

/s/ Jesse A. Lynn Jesse A. Lynn	Director

/s/ C. David Myers C. David Myers	Director

/s/ John C. Pfeifer John C. Pfeifer	Director

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The Manitowoc Company, Inc.

(the “Registrant”)

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Incorporated Herein by Reference To	Filed Herewith

4.1	Amended and Restated Articles of Incorporation of the Registrant	Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 2, 2013

4.2	Restated By-laws of the Registrant	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 29, 2015

4.3	The Manitowoc Company, Inc. 2013 Omnibus Incentive Plan, as amended	Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q filed on May 10, 2016

5	Opinion of Foley & Lardner LLP (including consent of counsel)		X

23.1	Consent of PricewaterhouseCoopers LLP		X

23.2	Consent of Foley & Lardner LLP		Contained in Opinion filed as Exhibit 5

24	Powers of Attorney		Contained in Signatures page to this Registration Statement

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